Exhibit 10.4

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (“Agreement”) is entered into as of December 14, 2017 (the “Effective Date”), by and between QuantRX Biomedical Corporation, a Nevada Corporation (“Licensee”), and Preprogen LLC, a Delaware corporation (“Licensor”).

RECITALS:

WHEREAS, Licensor and Licensee are parties to that certain Asset Purchase Agreement dated December 14, 2017 (the “APA”), pursuant to which Licensor purchased certain assets of Licensee including the intellectual property identified on Exhibit A hereto (“Licensed IP”);

WHEREAS, Licensee desires to receive a license-back of the Licensed IP, to develop, manufacture, use and sell products covered by the Licensed IP to its customers within the Field (as defined herein).

NOW, THEREFORE, in consideration of the terms and provisions of this Agreement and the APA, and for other good and valuable consideration, the receipt of which is acknowledged by the execution and delivery hereof, Licensor and Licensee hereby agree as follows:

A.
Definitions.

1.  “Field” means the feminine hygiene markets and hemorrhoid treatment markets.

2. “Licensed IP” shall have the meaning set forth in the Recitals.

3. “Products” means over-the-counter miniform products for sale in the Field.

B.
License Grant. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, an exclusive, worldwide right and license to the Licensed IP to develop, manufacture, market, make, have made, use, sell, offer for sale, export and import Products for the Field. Except for the license granted herein, no other rights or licenses to the Licensed IP are granted hereunder, and all such rights and licenses are expressly reserved to the Licensor.

C.
Improvements. Licensee acknowledges and agrees that any modification, change, development, enhancement, derivative or improvement (collectively, “Improvements”) made by, or on behalf of, Licensee to the Licensed IP shall be owned by Licensee only to the extent such Improvements are useful solely for Products within the Field. To the extent that Licensee obtains any rights to Improvements to the Licensed IP that may have (i) application outside of the Field or (ii) application both within and outside the Field (collectively clauses (i) and (ii) above, “Multi-application Improvements”), Licensee shall so notify Licensor in writing, and Licensee hereby assigns all right, title and interest in and to such Multi-application Improvements to Licensor. All such Multi-application Improvements that are useful to Products in the Field also are and shall be deemed Licensed IP hereunder, and are licensed to Licensee subject to the terms of this Agreement. Licensee agrees to provide prompt notification to Licensor of any Multi-application Improvements.

D.
Enforcement. Licensee shall cooperate fully and promptly with Licensor in the protection of Licensor’s rights in the Licensed IP, in such manner and to such extent as Licensor may reasonably request, and at Licensor’s expense, subject to any rights Licensor or its affiliates have under the APA.

1. Each party shall promptly notify the other party in writing of any actual or potential infringement, misappropriation or any other unauthorized use of or violation of the Licensed IP of which it becomes aware (each an “Infringement”). Licensor may take such action as it, in its sole discretion, deems necessary or advisable to stop any Infringement.

2. In the event the Infringement solely pertains to Licensee’s Products covered by the Licensed IP, Licensee may request in writing that Licensor institute an action to stop an Infringement affecting such Products. If Licensor receives such a written request and does not institute such action within ninety (90) days, Licensee may institute such action as it deems necessary or advisable to stop such Infringement, in which Licensor shall be entitled to join; provided that Licensee shall not compromise or settle any such claim or action regarding the Licensed IP in any manner without the written consent of Licensor.

3. The party not taking the lead in any action shall cooperate fully with the other party at the other party’s reasonable request and expense, including Licensor joining a suit instituted by Licensee in accordance with this Section to the extent necessary for Licensee to have standing. Any monetary recovery or sums obtained in settlement of any action to stop an Infringement shall be allocated between Licensor and Licensee as shall be fair and equitable, taking into account their actual out-of-pocket costs and expenses, including reasonable attorneys’ fees, and the damages sustained by each of them; provided that in the event of a dispute regarding such an allocation, Licensor shall be entitled to determine the actual allocation.

E.
Warranties of the Parties. Licensor warrants that it has the right and power to enter into this Agreement. Licensee warrants that it has the right and power to enter into this Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written or oral or implied, that prevent it from doing so.

F.
WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATION, GUARANTEE OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR OTHERWISE, UNDER THIS AGREEMENT INCLUDING REPRESENTATIONS, GUARANTEES OR WARRANTIES AS TO THE RESULTS TO BE EXPECTED FROM USE OF ANY OF THE LICENSED IP, OR FROM MANUFACTURE OR SALE OF ANY PRODUCT HEREUNDER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY UNDER THIS AGREEMENT FOR THE LICENSED IP; FOR THE ABILITY OR INABILITY OF LICENSEE TO USE THE LICENSED IP; FOR THE CLAIMS OF THIRD PARTIES RELATING TO ANY PRODUCTS MANUFACTURED OR SOLD BY LICENSEE; OR FOR ANY FAILURE IN PRODUCTION, DESIGN OR OPERATION OF ANY PRODUCT MANUFACTURED OR SOLD BY LICENSEE. THE LIMITATIONS OF LIABILITY CONTAINED IN THIS AGREEMENT ARE A FUNDAMENTAL PART OF THE BASIS OF EACH PARTY’S BARGAIN HEREUNDER, AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, LICENSOR SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT ARISING OUT OF OR RELATING TO ANY FACTS OR CIRCUMSTANCES WHICH CONSTITUTE A BREACH OF ANY REPRESENTATION OR WARRANTY OF LICENSEE UNDER THE APA, OR FOR WHICH LICENSEE WOULD OTHERWISE HAVE LIABILITY TO LICENSOR OR ANY AFFILIATE UNDER THE APA (WITHOUT GIVING EFFECT TO ANY SURVIVAL PERIODS OR LIMITATIONS ON LIABILITY SET FORTH THEREIN), AND NOTHING IN THIS AGREEMENT SHALL DEROGATE FROM LICENSOR’S RIGHTS UNDER THE APA.

G.
Term / Termination.

1. Term. This Agreement shall commence on the Effective Date, and continue until terminated as set forth in Section G(2).

2. Termination by Licensor. This Agreement may be terminated by Licensor by written notice of termination if Licensee breaches this Agreement, and such a breach is not cured to Licensor’s satisfaction within thirty (30) days following receipt by Licensee of notice thereof from Licensor.

3. Upon the termination of this Agreement, all rights of Licensee granted hereunder shall terminate, and Licensee shall return or destroy (and certify such destruction in writing to Licensor if requested), at Licensor’s election, all embodiments of the Licensed IP. Notwithstanding the foregoing, Licensee shall have the right to continue to dispose of its inventory of Products under the Licensed IP existing as of any termination for a period of up to six (6) months from the date of termination of this Agreement.

4. All rights and remedies of the parties in respect of any breach of this Agreement occurring prior to the effective date of its termination shall survive the termination of this Agreement. In addition, the following provisions of this Agreement shall explicitly survive its termination: Section F (“WARRANTY DISCLAIMER”); Section G (“Term / Termination”); and Section H (“Miscellaneous”).

H.
Miscellaneous.

1. Notices. All notices, demands and other communications required to be given to a party hereunder shall be in writing and shall be deemed to have been duly given if and when personally delivered; one business day after being sent by a nationally recognized overnight courier; when transmitted by facsimile and actually received; or five (5) days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to such party at the relevant street address or facsimile number set forth below (or at such other street address or facsimile number as such party may designate from time to time by written notice in accordance with this provision):

If to Licensee: Preprogen LLC 4 Lemberg Court Suite 304 Monroe NY 10950 Attn: E. Goldberger Email:eli@egoldco.com
With a copy to (which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: Ernest Wechsler, Esq.
Facsimile: (212) 715-8000
Confirm: (212) 715-9100

If to Licensor: QuantRx Biomedical Corporation 171 Sherwood Lane Raynham, MA 02767 Attention: Michael Abrams Tel No.: (212) 980-2235 Email Address: mabrams@burnhamhill.com

2. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, Licensor and Licensee agree to execute or cause to be executed and to record or cause to be recorded such other agreements, instruments and other documents, and to take such other action, as reasonably necessary or desirable to fully effectuate the intents and purposes of this Agreement.

3. Relationship of the Parties. This Agreement shall not be construed to place the parties in the relationship of legal representatives, partners, joint venturers or agents of or with each other. No party shall have any power to obligate or bind the other party in any manner whatsoever, except as specifically provided herein.

4. Third Party Beneficiaries. Except as set forth herein with respect to affiliates of Licensor, the provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns, and are not intended to confer upon any person, except the parties hereto and their respective successors and permitted assigns, any rights or remedies hereunder.

5. Assignability. This Agreement may not be assigned by Licensee without the prior written consent of the Licensor. Subject to Section H.4, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Press Releases; Public Announcements. Neither party shall issue any release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, however, that either party shall be permitted to make any release or public announcement that in the opinion of its counsel it is required to make by law or the rules of any national securities exchange of which its securities are listed; provided further that it has made efforts that are reasonable in the circumstances to obtain the prior approval of the other party.

7. Waiver of Defaults. Waiver by any party hereto of any default by the other party hereto of any provision of this Agreement shall not be construed to be a waiver by the waiving party of any subsequent or other default, nor shall it in any way affect the validity of this Agreement or prejudice the rights of the other party thereafter to enforce each and every such provision. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby, as the case may be, is not affected in any manner adverse to any party hereto or thereto. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the parties hereto.

9. LIMITATION OF LIABILITY. IN NO EVENT SHALL LICENSOR OR LICENSEE BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, COLLATERAL, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS OR FAILURE TO REALIZE EXPECTED SAVINGS OR OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND, ARISING OUT OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS.

10. Attorneys’ Fees. In any action hereunder to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

11. Governing Law. All disputes arising out of this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

12. Consent to Jurisdiction. The Parties hereby irrevocably and unconditionally consent to submit to the sole and exclusive jurisdiction and venue of the federal and state courts of the State of Delaware for any litigation between the Parties arising out of or relating to this Agreement; provided, that any judgment or order obtained from such court(s) may be enforced in any other applicable jurisdiction. Each of the parties irrevocably waives any objection to venue in the federal and state courts located in the State of Delaware of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby.

13. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

14. Entire Agreement. This Agreement and the APA (together with the Warrant (as defined in the APA), the IP Assignments (as defined in the APA), the Preprogen Operating Agreement (as defined in the APA) and any other agreements and documents delivered under the APA) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties with respect to such subject matter.

15. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY DISPUTES OR LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

16. Amendments. No provisions of this Agreement shall be deemed amended, modified or supplemented by any party hereto, unless such amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such amendment, supplement or modification.

17. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or electronic signature, and each such counterpart shall be deemed an original instrument, and all of such counterparts together shall constitute but one agreement. A facsimile or electronic signature is deemed an original signature for all purposes under this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

QUANTRX BIOMEDICAL CORPORATION

QUANTRX BIOMEDICAL CORPORATION

By: /s/ Shalom Z. Hirschman
Name: Shalom Z. Hirschman
Title: Chief Executive Officer

PREPROGEN LLC

By: /s/ Mayer Goldberger
Name: Mayer Goldberger
Title: Founder

EXHIBIT A

LICENSED IP

INTERLABIAL PAD
KS REF. NO.	Country	Title	Status	Pat. No.	Issue date	App. No.	Expiration Date	Assignee of Record	Action/Comments
6122-54472-01	US	Administration of Therapeutic Or Diagnostic Agents Using Interlabial Pad	Issued	6,811,549	11/2/2004	09/788,264	10/15/2021	QuantRx BioMedical Corporation	None – Maintenance fees fully paid
6122-76455-03	CA	Folded Perineal Pad	Issued	2,679,725	7/7/2015	2,679,725	2/28/2028	Foreign patent, N/A	Annual Maintenance fees due Feb. 28 (paid for 2017)
6122-76455-04	US	Folded Perineal Pad	Issued	8,398,606	3/19/2013	12/529,053	3/11/2030	QuantRx BioMedical Corporation	2nd Maintenance fees due 9/19/20

FETAL STEM CELL ISOLATION
KS REF. NO.	Country	Title	Status	Pat. No.	Issue date	App. No.	Expiration Date	Assignee of Record	Action/Comments
6122-88255-03	CA	Method for Obtaining Fetal Cells and Fetal Cellular Components	Pending	N/A	N/A	2,876,692		QuantRx BioMedical Corporation	Waiting for Canadian Patent Office Action. Annual Maintenance fees due June 24 (paid for 2017).
6122-88255-04	EPC	Method for Obtaining Fetal Cells and Fetal Cellular Components	Pending	N/A	N/A	13806393.8		QuantRx BioMedical Corporation	Response to EPO Office action filed Dec 2016, awaiting next action from EPO. Annual Maintenance fees due June 24 (paid for 2017).
6122-88255-05	US	Method for Obtaining Fetal Cells and Fetal Cellular Components	Pending	N/A	N/A	14/410,508		QuantRx BioMedical Corporation	Office action response filed 2/6/17, awaiting next action from US PTO

TRADEMARKS
KS REF. NO.	Country	Mark	Class	Registration No.	Registration date	App. No.	Owner	Action needed
6122-52871-01	U.S.	PADKIT	10	2,380,818	8/29/2000	75/654,164	QUANTRX BIOMEDICAL CORPORATION	Next renewal - 8/29/2020
6122-52870-01	U.S.	PADKIT	10	2,251,770	6/8/1999	75/260,875	QUANTRX BIOMEDICAL CORPORATION	Next renewal - 6/8/2019